Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration Statements of Signet Banking Corporation, or most recent post-effective amendments thereto, filed prior to March 14, 1997, of our report dated January 22, 1997, with respect to the consolidated financial statements of Signet Banking Corporation included in the 1996 Annual Report to Shareholders incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996:

                  - Form S-8 (2-82600)               - Form S-3 (33-4491)
                  - Form S-8 (33-2498)               - Form S-3 (33-21963)
                  - Form S-8 (33-43190)              - Form S-3 (33-28089)
                  - Form S-8 (33-10637)              - Form S-3 (2-92081)
                  - Form S-8 (33-47591)              - Form S-3 (33-54803)
                  - Form S-8 (33-47590)
                  - Form S-8 (33-57455)
                  - Form S-8 (33-022996)


                                                     ERNST & YOUNG LLP





Richmond, Virginia
March 14, 1997